Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HORIZON OFFSHORE, INC.
     I, the undersigned, David S. Sharp, being the duly elected and qualified President of Horizon Offshore, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:
     1. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 19, 1995 under the name of HLS Offshore, Inc.
     2. Pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the amendments to the Corporation’s Certificate of Incorporation contained herein have been duly adopted by resolution of the Board of Directors of the Corporation and duly approved by the holders of a majority of the Corporation’s outstanding shares of common stock at a meeting held on September 13, 2005.
     3. Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and restates the provisions of the Corporation’s Certificate of Incorporation, amends the Corporation’s Certificate of Incorporation by adding those provisions approved by the holders of the Common Stock pursuant to Section 242 of the DGCL and provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL.
     4. The Amended and Restated Certificate of Incorporation of the Corporation shall read as follows:
ARTICLE I
NAME
     The name of this corporation is Horizon Offshore, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
     The address of the Corporation’s registered office in the State of Delaware and its registered agent at such address is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
County of New Castle
ARTICLE III
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL
     1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 1,505,000,000 shares of capital stock, of which 1,500,000,000 shares shall be Common Stock, $.001 par value per share (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, $.001 par value per share (the “Preferred Stock”).
     2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate if cumulative.
     (a) Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, without limitation, the following:
     (1) the number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;
     (2) the dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;
     (3) the rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;
     (4) the time or times during which, the price of prices at which, and the terms and conditions on which the shares of such series may be redeemed;
     (5) the terms of any purchase, retirement or sinking funds which may be provided for the shares of such series; and
     (6) the terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities.
     (b) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.
     (c) No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by this Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.
     (d) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series.

ARTICLE V
BOARD OF DIRECTORS
     1. Powers. All of the powers of the Corporation are hereby conferred upon the Board of Directors of the Corporation, insofar as such powers may be lawfully vested by this Certificate of Incorporation in the Board of Directors. In furtherance and not in limitation of those powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Corporation’s Bylaws.
     2. Number of Directors. Subject to the restriction that the number of directors shall not be less than the number required by the Delaware General Corporation Law (“DGCL”), the number of directors may be fixed from time to time pursuant to the Corporation’s Bylaws; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.
     3. Vacancies. Subject to any requirements of law and the rights of any class or series of Capital Stock having a preference over the Common Stock as to dividends or upon liquidation, and except as provided in Article V, section 4, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the stockholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors and any director so appointed shall serve until the next stockholders’ meeting held for the election of directors of the class to which such director shall have been appointed and until his successor is duly elected and qualified.
     4. Directors Elected by Preferred Stockholders. Notwithstanding anything in this Certificate of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Certificate of Incorporation (as amended from time to time) fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.
ARTICLE VI
LIMITATION OF LIABILITY AND INDEMNIFICATION
     1. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (a) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which such director derived an improper personal benefit.

     2. Authorization of Further Actions. The Board of Directors may (a) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article VI to the fullest extent permitted by law, (b) adopt Bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including without limitation directors and officers of the Corporation’s direct and indirect subsidiaries) to the fullest extent permitted by law, and (c) cause the Corporation to exercise the powers set forth in Section 145(g) of the DGCL, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries thereof.
     3. Subsidiaries. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.
     4. Amendments. Any amendment or repeal of this Article VI shall not adversely affect any elimination or limitation of liability of a director of the Corporation under this Article VI with respect to any action or inaction occurring prior to the time of such amendment or repeal. No amendment or repeal of any Bylaw or resolution relating to indemnification shall adversely affect any person’s entitlement to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, for the purpose of amending and restating the Corporation’s Certificate of Incorporation, does make this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand this 13th day of September 2005.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp
President

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